Exhibit 99.2

Transcript of Presentation made by Drs. Ronald Crystal and Mitchell Finer on February 17, 2016

Participants

Lauren Glaser, Avalanche Biotechnologies, Inc., Head of Investor Relations

Ronald Crystal, MD., Chairman of Genetic Medicine, the Bruce Webster Professor of Internal Medicine and a Professor of Genetic Medicine and of Medicine at Weill Cornell Medicine, and a co-founder of Annapurna Therapeutics SAS

Mitchell Finer, Ph.D., Managing Director of MPM Capital and a co-founder of Avalanche Biotechnologies, Inc.

LAUREN GLASER: Hi, everyone. Just wanted to welcome you all to our discussion today around the science behind Annapurna.

Of course, I have to let you know that this presentation may contain forward-looking statements, and of course urge you to our Risk Factors, which are contained within our files with the SEC.

Also, this conversation is being recorded, and will be posted subsequently to our website. And with that, I’d like to introduce Dr. Mitchell Finer.

DR. MITCHELL FINER: Great, thanks Lauren. Good afternoon. I’m Mitchell Finer, and I’ve been asked to make some introductory remarks prior to today’s Science Teach-in by Dr. Ronald Crystal.

I’m currently a founder and distinguished research fellow at Avalanche, and I’m a member of the Scientific Advisory Board. My primary responsibility now, outside of Avalanche, is as a managing director, working at MPM Capital in Boston.

Some of you may know me from me previous role as co-founder and Chief Scientific Officer at bluebird, where I led the R&D team, and completed the scientific and strategic build of one of the leading gene therapy companies today.

My experience in this field has included process development, manufacturing, pre-clinical for both orphan disease and oncology products delivered by gene insertion, or genome engineering. Over the last 30 years, I’ve spent my time developing over a dozen gene-based therapeutic companies, Avalanche Biotechnologies being one them.

The management and the board of Avalanche undertook an exhaustive evaluation over the past six months of their internal programs and technology platform, and have looked across the AAV drug development space to identify opportunities with the most significant synergies that Avalanche could build with its own pre-clinical programs, and with new, additional pre-clinical programs.

As you are all aware, on Monday, February 1st, Paul Cleveland, the CEO of Avalanche, and Dr. Amber Salzman, the CEO of Annapurna, described to the market a proposed merger between Avalanche and Annapurna. This proposed transaction brings together synergies between these two companies. The leading pipelines of Annapurna, which we’ll spend a lot of time this afternoon.

So, at Avalanche, there is robust AAV vector capabilities, manufacturing platform, quality assurance, and development potential under the leadership of Mehdi Gasmi, who’s here in the audience.

As you know, the successful gene therapy product development really starts with the basest development and manufacturing capabilities; being able to make a reproducible viral product of significant purity and potency, and through the development of analytics. This is what Mehdi and his team have brought from the Avalanche side.

So, now, what you’ll hear today is combined with the robust pipeline of Annapurna, largely developed by Dr. Ronald Crystal at the Wilde Cornell Medical School, together with the research and development team of Annapurna, led by Dr. Amber Salzman, we’ll create a combined entity that is really the first gene therapy entity that addresses both orphan diseases and significant, prevalent diseases across the spectrum of human disease.

Today, we have an excellent opportunity to dig into the scientific rationale and development strategy, as well as the progress towards IND initiation for Annapurna’s lead programs. The discussion will be led by Dr. Ronald Crystal, a pioneer in the development of gene therapy, vector platforms, and clinical development of gene therapy.

The beauty of Ron’s work is that he has developed many first in — indications across a number of vector platforms, across a number of disease indications, some of which you’ll hear about today.

Dr. Crystal will be focused on the unmet medical need and shortcomings, and the current standard of care for the lead programs that Annapurna has chosen, and why Annapurna’s gene therapy approaches will provide the best possible solution for patients with these diseases.

Dr. Crystal will also highlight key differentiators such as local regional delivery, and AAT gene therapy. Sustained protein delivery for improved safety in the treatment of Hereditary Angeoedema, and efficient delivery to the myocardia for the treatment of the major cause of morbidity and mortality in Friedreich’s Ataxia.

These aspects, trying to focus on key differentiators and improving the probability of success of the pre-clinical programs, together with Avalanche’s manufacturing and drug delivery capabilities, are the rationale that we believe these programs have the highest chance for success.

From Ron’s presentation and the questions to follow, I think we can convince you of the significant synergies between the Avalanche program and pipeline, and the Annapurna pipeline, and a product engine that we believe can continue to deliver IND candidates over the next several years. These programs have been a part of, over the last 30 years, Ron’s development of gene therapy products.

And now, I will turn it over to Ron to walk you through, in details, of the product pipeline at Annapurna. Ron?

DR. RONALD CRYSTAL: Thank you, Mitch. Nice to see many of you again. I had the opportunity to meet several of you over the years. Dr. Finer and I are both probably very lucky that we’ve been in the field of gene therapy since the beginning, and have seen it evolve, and now, of course, with the anticipation of significant success.

So, let me tell you about some of the programs that we have planned. First, cautionary statements. So, first, why gene therapy? The whole idea of gene therapy is to modify gene expressions somewhere in the body, and therefore, modify the disease phenotype.

The advantages of gene therapy is, that, first, it’s a versatile protein delivery system. It can be used for some other things, but that’s really its primary use. The second is persistent expression. And third is local delivery, and we’ll show you how we can take advantage of several of those some of the programs.

So, the gene therapists sort of look at the genome, the human genome, with 25,000 genes. It’s like a big bag of M&Ms. And what we do as gene therapists, is we choose our M&Ms, the genes we like, we put it in a delivery vehicle—that is, in this case, the Adeno-associated virus—and then we put that in our target organ, or systemically, depending on what the approach is, and as you can see, we then have a — is being cured.

So, what are the challenges that we have in terms of gene therapy? First, we have to look at our targets very carefully, and evaluate them for need and feasibility. We want to target to the site of disease; some are systemic, but some are local. We need to determine the level of expression, and that’s one of the challenges in the field, to be able to get the level of expressions that we need.

But we also have to have robust phenotypes, something that we can measure easily and convince the regulatory agencies that, in terms to accept it. And we have to use clear demonstration of efficacy, using acceptable parameters to the regulatory groups.

From a safety point of view, we always have to think about risk and benefit. There are dose-limiting immune toxicities that we have to be concerned about against the viruses that we use. And we have issues of lack of control of expression. And of course, once you do it, you can’t reverse it, and so we have to be very sure of what we’re doing.

And then, as you’ve heard from Dr. Finer, manufacturing is an issue, and eventually, what we have to do for registration. So, the through — core programs I’ll tell you about is, one is Alpha 1 Antitrypsin Deficiency. Second, Hereditary Angioedema. The third is Friedrich’s Ataxia, the cardiac disease associated with it. And finally, severe allergy.

For all of these, I’m going to show you data with the same vector, and this is a vector called RH10, originally identified at the University of Pennsylvania. And that’s the outside of the virus, that’s the capsid of the virus. I’ll show you in just a little bit why we chose that.

The construct that we use is basically the same. At the ends of the gene are some genetic material from serotype AB2. We use a very active promoter in the field called CHE [phonetic] promoter. We put in our therapeutic gene, which is the coding sequences of the protein we’re interested in, and then we have the stop codons [phonetic].

The therapeutic genes are Alpha 1 Antitrypsin, and a1 Antitrypsin Deficiency, or Hereditary Angioedema, it’s C1- esterase Deficiency—C1- esterase inhibitor, or Friedreich’s Ataxia, it’s frataxin. And for the allergy it’s Anti-IgE and I’ll show you for each of those.

So, the obvious question is, why gene therapy? Particularly, for some of these disease indications we’re going after, is that for several of them, there already are products on the market. And so the argument is pretty obvious.

For Alpha 1 Antitrypsin Deficiency, Hereditary Angioedema, and severe allergy, there’s a reduced treatment burden for the patient. These patients have to get, for Alpha 1 Antitrypsin, weekly infusions. Right now, for Hereditary Angioedema, even more frequently than that.

Gene therapy has ideal pharma kinetics. It gives constant levels, rather than when you give a — approach, it goes way up and it goes way down with the half-life. And for Hereditary Angioedema and severe allergy, it eliminates, if it works, the risk for attacks without immediate—without need for immediate medical care.

And we’ve talked to several people, or parents, for instance, of children who have Hereditary Angioedema or severe allergy. They live in areas close to medical facilities that are of high quality because of the risk of that. So, if we could give a constant level, and cure the disease, that would eliminate that.

Friedreich’s Ataxia is a different problem for the cardiac disease, because for there, we want to deliver the gene to the heart. The other indications are all secreted proteins.

But for Friedreich’s Ataxia, the frataxin is an intercellular protein, and so we need intracellular delivery of the deficient protein in the target organ. And of course, for Friedreich’s, it’s a little different, because it’s an unmet medical need for a fatal disease.

The first, Alpha 1 Antitrypsin Deficiency. This is a common, autosomal, recessive disorder. One out of 50 Caucasians carry the gene, so you have to have both genes of your parents. It’s characterized by marked reduction in serum levels of Alpha 1 Antitrypsin. It’s estimated in the United States, from one Banks study, says there’s 90,000 people affected with the disease.

Emphysema develops in cigarette smokers in ages 35 to 45, and in non-smokers, about 20 years later, from about 55 to 65. A much, much smaller proportion develop liver cirrhosis.

Alpha 1 Antitrypsin’s function is to protect the lung from elastase. It’s a very potent protease that’s produced by neutrophils. I’ll show that in just a second. And if Alpha 1 Antitrypsin are low, the neutrophil elastase slowly just destroys the lung parenchyma.

And on the right is a scan electron micrograph of a lung of a patient with Alpha 1 Antitrypsin Deficiency. It looks like Swiss cheese. Those big holes? That’s destroyed lung; that’s what emphysema is all about.

The current therapy to protect the lung is weekly infusions of programs of human Alpha 1 Antitrypsin purified by pure plasma. So, this is the concept of the pathogenicity.

Alpha 1 Antitrypsin is produced by the liver, and of course, the neutrophils come from the bone marrow. And it turns out that all the neutrophils circulating in your body, one third of them are marginating in your lungs. So, they’re sitting there, and they’re a potential time bomb for the lung parenchyma, which is very, very fragile.

Alpha 1 Antitrypsin’s sole role is to protect the lung from neutrophil elastase. And it’s also an interesting disorder, and also somewhat unusual for hereditary disorders, in that there’s one mutation called the Z mutation, which is responsible for 90% to 95% of the cases, in contrast, to, say, Cystic Fibrosis, where there’s a thousand different mutations. And so, it’s basically this one mutation called the Z mutation.

When that occurs, the single amino acid substitution, as the protein is made in the liver, and rather than folding in its three-dimensional configuration normally, it stays open, and adjacent molecules glom onto each other, and they stay in the liver, in the rough endoplasmic reticulum. As a result, the molecules don’t get out to the serum. That’s why you have low serum levels of Alpha 1 Antitrypsin. So, that’s the pathogenesis.

One of my post-doctoral fellows and I, back in the early 1980s, we got the idea of why not purify Alpha 1 Antitrypsin from plasma, and give it back? And that was approved by the FDA and ADA, and it’s administered once weekly.

It’s safe, and there’s minimal adverse reactions. It costs about $100,000 a year, but it’s a significant burden for the patients; they have to get this weekly infusion once a week.

And so, this is how it was approved. So, we carried out the studies, then about three, four years later, one of the plasma fractionating companies came to us and said, here, we have a lot of Alpha 1 Antitrypsin, will you do the trial?

We carried out the trial, and the whole concept of efficacy is shown on the top right. That is one of your air sacs blown up. And so you’re looking at the capillary on the left, and on the right side is the air. The plasma protein, Alpha 1 Antitrypsin, fuses what’s called the interstitium, or the wall of the air sacs.

So, what we did is showed that we could increase the levels on the plasma side. But we also did bronchoscopy, and washed out the lung, and showed that on the air side that we could also get increased levels. And it was on that basis that the FDA made the approval. This is actually the data from the original study.

When you give Alpha 1 Antitrypsin, it goes up, and it comes down; it goes up, and then it comes down, and so on. And this is the levels in the epithelial lining fluid. These are the normal individuals. These are the ZZ homozygotes, and these are the individuals that are treated with the purified protein six days after therapy.

It was on that graph that the FDA approved it in about 15 patients, back in 1987. So, that’s the basic concept. If we can show biochemical equivalency of that, we know we have a product.

So, the other issue is, how much do you need? And we looked at the genetics of the disease, because there are various forms of it, and they’re associated with different levels.

What we realized was that at 11 micromolar—which is about 80 milligrams per deciliter—at 11 micromolar, that the risk of disease was below that. Almost all those patients are ZZ homozygotes, there’s very nulls, and then there’s another mutation called S, and a few of those patients had the disease.

And so that 11 micromolar was what we proposed, and that has stood up for 25-plus years. There’s now four plasma fractionating companies that produce it, and all have used biochemical equivalence to get approval.

So, what is the gene therapy approach? And so we tried for years to try to put viruses down the lung to make it work. And the problem with that is the lung—the epithelia surface of your lung has figured out, over millions of years, how to protect itself, and so it just doesn’t work. And neither we nor anyone else could really get it to work.

But then we realized that we might be able to do an outside-in kind of approach, and that is, put it in your portal space. So, your portal space is between your lung and chest wall; it’s a virtual space. We can easily put fluid there.

And here on the left is a schematic of your portal. And so this is the chest wall. This is the lung, and it’s covered by mesothelial cells. But there’s another interesting anatomic fact that we take advantage of; and that is, on the chest wall side, there are lymphatics. There are schemata opened to the lymphatic system, which drain directly into the vena system.

So, we hypothesized that if we could put an adnoassociative [phonetic] associative virus gene vector on the portal surface, that we’d not only get the mesothelial cells to be positive—and therefore get local delivery—but also, some of the vector would go out through the lymphatics, to the vena system, and therefore go to the liver, which is what happens when you put — vectors intravenously.

So, the concept is shown on the right. Here’s the lung. You take an adnoassociative vector coating for normal Alpha 1 Antitrypsin. For a pulmonary doctor, this is about a five-minute, outpatient procedure.

The mesothelial cells locally produce the Alpha 1 Antitrypsin, but a significant amount of the vector also slowly leaks out, goes to the liver, and you’ve got the liver producing as well. So, you’ve got both the blood levels, and you’ve got the lung levels to go up.

So, why are the AVRH10? So, we did a study of 25 different serotypes, every adnoassociate virus that’s out there. And this is the serum Alpha 1 Antitrypsin levels, and the ordinate is given as 100% here, because we wanted to compare all of them.

These are all of the viruses, and those of you in the gene therapy field will recognize the ones that are most popular: AVRH10, AV8, AV9, AV5. And in fact, those four are the highest in terms of level, but you can see that HR10 was the highest. And that’s why we chose it.

So, we went forward with that. Here’s a study. You take a mouse, and you give it intrapleural to the mouse, and then you measure him in Alpha 1 Antitrypsin levels, and by the — relate to amino acid.

The human Alpha 1 Antitrypsin levels are awarded; that’s a logarithmic scale. This is the 11 micromolar, therapeutic threshold. These are naïve animals here. And this is data out a half a year, for six months, and you can see the levels go up, and they just stay constant. And they stay constant for the life of the animals, no matter what kinds of animals they do the study in.

Then, to do the same study that we did with the humans in the protein therapy, we also washed out the lungs, and that’s this data. So, the vector, the adnoassociative virus, or RH10, was given intrapleural.

The doses are 10 to 11th genome copies. When you multiply that by the weight of a human, compared to a mouse, it’s about 1000 molar difference. So, that’s well within the range that we can easily give to humans.

We evaluate the status at 12 weeks, and we look at the serum, and then we washed out the lungs to look at the epithelial lining fluid as well. Here’s the human Alpha 1 Antitrypsin levels. Naïve animals, there’s no human protein. Here’s the serum levels, 12 weeks later. And this is the epithelial lining fluid levels.

So, we’re getting both sides of the lungs: the air side, and the blood side. And that was what the original approval from the FDA was, in terms of that. And so that’s really the goal, in terms of the studies.

We also carried out studies in non-human primates. We can’t separate out the human versus the non-human primate, because there’s only one or two amino acid differences between us and monkeys for Alpha 1 Antitrypsin, but we were able to measure the messenger RNA levels in 36 monkeys.

And this is, again, on a log scale. This is human Alpha 1 Antitrypsin messenger RNA, out to a year. And this is the 10th to the 12th genome copies. In terms of the 13th genome copies, the — just stays constant over the period of a year.

All the safety and toxicology parameters were clean, and we have approval from the FDA to move ahead, in terms of an IND. So, that’s Alpha 1 Antitrypsin Deficiency.

The next is Hereditary Angioedema, and Hereditary Angioedema is a disorder, in contrast to Alpha 1 Antitrypsin, which is a slowly degenerating disease. Hereditary Angioedema is one that is intermittently acute, and can be fatal.

It’s an autosomal dominant disorder. It’s associated with these episodic attacks of swelling of the face, the extremities, the genitals, the GI tract and upper airways. This is an example of a hand, a tongue; this is the same woman, as you can see, in terms of various amounts of facial edema.

And the airway edema, if the trachea gets involved in the large airways, it can be life-threatening. It’s triggered by trauma, surgery, dental work, menstruation, medications, viral illness, and stress. It affects 1 in 10,000 to 1 in 50,000, and it’s responsible in the U.S. for about 50,000 emergency room visits per year.

It’s an excellent target for gene therapy because the levels are about one eighth to one tenth of that for Alpha 1 Antitrypsin, and so those are levels that we think we can quite easily achieve.

It’s caused by mutations of what’s called the SERPING1 gene. SERPIN, the groups of gene in the SERPIN, Alpha 1 Antitrypsin was also in the same class. And this gene, the SERPING1, codes for C1 esterase inhibitor that regulates the complement system, and the immune system.

It’s a single chain. It’s bigger than Alpha 1 Antitrypsin — residues; it’s 105 kilodaltons. It has sugars on it. And the — like Alpha 1 Antitrypsin, primarily by your liver.

The mutations result in either suppress serum levels in about 80% to 85% of cases, or a functional deficiency of about 15% to 20%. And because of this deficiency, there is an upregulation of a molecule called brichochynin [phonetic] that induces leak in vessels, and that’s the pathogenesis.

They say that for approved patients in the U.S. that there’s an approved prophylactic recombinant therapy. Requires about twice a week infusions, and costs about $500,000 a year. I can’t say much about the proof of concept studies because of patent filings, but, as I said, this is a target that’s about one tenth to one eighth the levels of Alpha 1 Antitrypsin.

So, the third one is Friedreich’s Ataxia. Now, Friedreich’s Ataxia is thought of as a neurological disease, but in fact, 60% of the patients die from cardiac disease. And so, approximately 5,000 patients in the U.S., and 5,000 to 10,000 estimated in Europe.

It’s an autosomal recessive; you have to get it from both parents. Your results from variants in the frataxin gene, and this is a nuclear gene that’s coded by the genome in the nucleus, but it has signals that take it to the mitochondria. So, it functions in the mitochondria and it is associated with what are called iron-sulphur clusters.

The function of frataxin is to generate power within the mitochondria, and when you’re deficient in frataxin, my analogy is—let’s say, a hot, July day in Manhattan and there’s a brown-out, because everybody’s losing their power. That’s the problem. There’s a brown-out in the heart, and in the brain, and so the cells can’t generate enough power.

But they’re still alive, and that’s very important, because if we can give it back the normal gene, we should be able to then cure it, and I’ll show you that in a mouse model. In the brain, in the central nervous system, it impairs dorsal root ganglia and spinal cord cerebellum.

And these people, around age 10 or 12, they start stumbling around a little bit. By about age 18, they’re in wheelchairs; they have slurred and slowed speech. But 60% die from cardio events associated with the hypertrophic cardiomyopathy. And there is no therapy available for Friedreich’s Ataxia.

So, one of our colleagues that collaborates with Annapurna, Helene Puccio [phonetic] in Strasbourg, France created a mouse model, which was an absence of the frataxin protein the myocardial — scale of the muscle.

And over time—this is a normal looking heart on the mouse, and that’s the mutant. See, it’s bigger. And also, the heart eventually develops fibrosis, as you can see. And it has a variety of biochemical effects.

These mice develop enlargement of their hearts, and begins to dilate, and they develop heart failure, and they die, around, say, even to eight weeks. So, that was target. The approach was to administer, again, an AVRH10 vector, but this time, coding for frataxin for the animals who already had advanced heart failure.

So, you can do echocardiograms. Just like you can them in humans, you can do them in mice, and the mice have heart failure, and the results are really quite remarkable.

So, here’s the data. On the left-hand side is left ventricular mass; that’s the hypertrophy. And you can see that in the red—these are the untreated animals—it stops, there’s no more data, because they die at this point. But if you treat the animals with the heart failure, they’re exactly the same as normal, so they remain the same as normal.

Likewise, if you look at what’s called short fraction, which is essentially your ejection fraction, how much blood comes out of the heart for each time it pumps—you can see in the untreated animals, it’s very low when they die. The treated animals, it improves over a period from this heart failure, improves over the series of four to six weeks, and then normalizes.

Also, the survival. These mice die at about 10 to 11 weeks, and they live out to more than a year. Eventually, they die from some skeletal muscle problems, because the gene is also deficient in the skeletal muscle. That doesn’t happen in the humans.

So, it’s really quite remarkable for gene therapy. So, for gene therapy for Alpha 1 Antitrypsin, we’re preventing deterioration. Here, we’re reversing a significant clinical abnormality. And so that’s for Friedreich’s Ataxia.

We, and also colleagues in the University — in Paris are carrying out some clinical studies now, where we’re taking individuals with Friedreich’s Ataxia, looking their genetic and neurologic aspects, but determine what would be the best parameters to evaluate?

Whether it be serology, cardio echocardiograms, cardio MRIs, exercise studies—we have people doing them that are in wheelchairs, but they can do hand-cranking to be able to assess their exercise—and how much sugar, glucose, using CAT scans.

As you can imagine, because of the brown-out problem in terms of trying to make more energy, they’re using up more sugar in their heart for any given amount of energy, and so that’s another parameter that we’re considering using.

So, finally, let me tell you about the fourth problem. Does anybody here know anybody with peanut allergy, or any other sever allergy? When I was a kid, I didn’t know anybody. With now, you get on an airplane, and they announce nobody can eat peanuts because there may be a kid on a plane with a peanut allergy.

So, this is not just peanut allergy. It’s also severe allergies. It can be shrimp; it can be bee stings. And these people with severe allergies all walk around with these EpiPens, because these can be fatal, in terms of their responses.

So, I’ll show you an example, as a common peanut allergy. So, it’s a common food allergy. It manifests with itchiness, rash, swelling. You can develop asthma, abdominal pain, low blood pressure. And it can be anaphylactic. They can die; it can be fatal.

It’s 0.04% to 0.6% of the U.S. population. There’s about 4,000 diagnosed per year. The most common cause of anaphylaxis in children presented to the emergency ward. And it significantly adversely affects the quality of life. There is no definitive therapy, except for strict avoidance. Like I say, they all carry around these EpiPens.

There are programs for desensitization. But there is a significant literature where people have used Xolair, the anti-IGE produced by Genitech and Roche. And so that’s the approach that we decided to use, and saw where it was going off-patent.

This is the concept of the pathogenesis of the disease. So, in sensitized individuals, when they’re exposed to peanuts—or you could think of it, if there’s any severe allergy—there is an allergen-specific IgE that combines with the allergen to form an immune complex.

And this immune complex, so, its FC receptors bind to the mass cells, and release these mass cell meditators, which hare nasty mediators, which cause the phenotype that I showed you.

The way Xolair works, the anti-IgE works, it’s an IGG, anti-IgE. It binds to the immune complex and prevents them from binding to the mass cells. So, Xolair is a humanized, IgG 1, anti-IgE monochonal that binds the FC [phonetic] portion of the circulating IG, preventing the IgE from binding to and triggering the mass cells.

So, that’s the idea, instead except of giving the monochonal—as you have to frequently, because of the half-life—is to give it one time. To do that, we created an allergic mouse, a peanut-allergic mouse.

So, we took immunodeficient mice, so they have no immune system, and we took humans that were allergic to peanuts, and others that were controls. We took their blood and immune cells, and administered them to the mice. So now, we have humanized, immunodeficient mice that are allergic to peanuts.

You can see, in the top panel here, this is human peanut-specific IgE, and these mice have increasing levels of that, is that if you feed them peanuts, they release histamine, one of the mediators for the mass cells. They go into anaphylaxis. We have a score for mice, called anaphylaxis score, that we developed.

You can see it here. So, here’s a normal mouse, and here’s a peanut-allergic mouse that we’ve fed peanuts to. You see how his eyes are really, sort of partially shut? And see how his snout is sort of much wider? These mice just don’t run around, they’re unhappy, and eventually, you keep feeding them peanuts, they will die.

So, if we take an adnoassociative virus, RH10, and we put in this coding sequence for Xolair, and we go out here to 44 weeks, single administration goes up, and just levels off and stays there. So, that’s basically the concept.

What happens now, if you treat the animals? So, we waited until the animals were sensitized; that is, they develop all these symptoms when you feed them peanuts. We then—so, equivalent to the human situation—we then gave them the AVRH10 coding for anti-IgE, and we compared it to Xolair.

So, Xolair, of course is a monochonal, and it has a half-life of about three weeks or so—three to four weeks. When we waited out, we went out to ten weeks, the animals that had received Xolair now had the phenotypes. See their eyes, closed or shut? Whereas the animals that were treated with gene therapy, were happy-looking, non-allergic.

And likewise, when we looked at locomotor activity and anaphylaxis score, for histamine, in all cases, the gene therapy stayed—not only cured the animals, but stayed there as a function of time, whereas the Xolair, one administration of Xolair, it disappeared. It didn’t matter what kind of parameter we used to evaluate it.

That’s the advantage of gene therapy. Gene therapy is a strategy that can provide persistent levels of the therapy, and why it would be an advantage against the existing therapies. And these animals, also, if you keep feeding them peanuts, the survival—and this is a control gene therapy. This is Xolair given once, and this is the gene therapy. So, that’s the advantage, in terms of gene therapy.

So, in summary, the whole idea of gene therapy is to modify gene expression, and modify the phenotype. And the programs I have showed you, I think, all of which have a real possibility of significantly affecting people’s life in appositive way.

So, thank you, and pleased to take any questions. Yes, sir?

MALE VOICE 1: Very excited to see your program. What kind of cardiac phenotypes are you looking at?

DR. CRYSTAL: Good question. So, let me repeat it. I understand it’s being recorded, so let me repeat it. The question is, For Friedreich’s Ataxia, what kind of cardiac phenotypes are we looking at?

I think the ones that the FDA will approve, using parameters that they will approve, is—probably echo would be number one. Ejection fraction and wall thickness would be, probably, the best two parameters.

Cardiac MRI would be the same. You can use ejection fraction. You can also measure wall thickness and left ventricular mass. In addition, with cardiac MRI you can estimate extracellular volume, which is loss of cells, and also fibrosis.

We’re also exercising these people to try to understand whether or not we can separate out the neurologic component, in terms of exercise, versus the cardiac component. That may be more difficult. We just have to do more to see it.

I think if I had to make a decision now, in terms of the parameters, it would be echocardiography. Yes, sir?

MALE VOICE 2: — Antitrypsin program. I think company is also evaluating an intravenous delivery.

DR. CRYSTAL: Yes.

MALE VOICE 2: What are your thoughts on that?

DR. CRYSTAL: The way that we and, of course, many others use AV vectors, to deliver it to the liver, is intravenously. If you give it an AV vector—it doesn’t matter which serotype—90%, approximately, will go to the liver. The challenge of giving it intravenously, is as you go up in doses, you also begin to have the risk of immunity against the capsid, because it’s foreign proteins.

The advantage of giving it intraportally is that the longus is somewhat protected from all that. In fact, if I, as a pulmonary doctor, see a patient who has a pneumothoraxic, collapsed lung, what we do, is we often—after putting a chest tube in—we put talc in the pleural, just to cause inflammation, to cause the lung to adhere to itself. So, inflammation immunity in the pleural doesn’t affect the function of the lung.

So, we think by giving him the pleura [phonetic] that we will get not only local amounts, but also in terms of the liver, and we can do so more safely. However, the reason we put intravenous into the studies that we’re going to do is to compare, so we know which is the best. That’s the reason.

We don’t know until you do the human studies. The experimental animals, I think the intrapleural is better, and probably safer, but until you do the human studies, you don’t know. So, that’s why we set up the protocol that way.

MALE VOICE 2: And similar doses between the two?

DR. CRYSTAL: Huh?

MALE VOICE 2: Similar dosing between the two — ?

DR. CRYSTAL: Yes. Identical dosing, yes. I’ll ask you guys questions. Yes, sir?

MALE VOICE 3: On the IgE — what do think the risks are with the — ?

DR. CRYSTAL: So, that’s a good question. So, the question is, are there risks for using gene therapy to decrease IgE? First, anti-IgE has been given to large numbers of patients. I mean, as you know, it’s approved for asthma, and it’s been used often, but in a variety of studies for allergic disorders.

There are a couple of risks. First is, IgE is thought of as being to protect us against parasites, and so that is a theoretical risk. The second is that in driving down IgE, does IgE have other functions that we don’t know about?

There have been a few patients reported in the literature that are IgE-null; that is, they just genetically don’t produce any IgE and seem to be normal. But it’s a question that’s a valid question, and one we just have to—until we do the human studies, we’re just not going to know.

Personally, I think that from all the experience with Xolair, I think that, probably, it’s not going to be an issue. But until you do the studies, you don’t know. I don’t think I would go swimming in the Nile where there might be a parasite or something, but other than that, I don’t think there’s a risk.

Lauren Glaser: — . Thank you so much.

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